Exhibit 10.16

INDEMNIFICATION AGREEMENT

This AGREEMENT is made and entered into as of this 17th day of September, 2003, by and between QVC, Inc., a Delaware corporation (the “Company”), and «FirstName» «LastName» (the “Indemnitee”).

WHEREAS, the Company believes that it is essential to attract and retain as directors and officers the most capable persons available;

WHEREAS, both the Company and Indemnitee recognize the omnipresent risk of lawsuits and other claims that are routinely filed or made against directors and officers of companies operating in today’s environment, and the attendant costs of defending even wholly frivolous lawsuits or claims;

WHEREAS, it has become increasingly difficult to obtain insurance against the risk of personal liability of directors and officers on terms providing reasonable protection to the individual at reasonable cost to the companies, and the uncertainties relating to the availability of such insurance have increased the difficulty of attracting and retaining qualified directors and officers;

WHEREAS, the Company’s bylaws provide certain indemnification rights to the directors and officers of the Company, and its directors and officers have relied on this assurance of indemnification, as authorized by Delaware law;

WHEREAS, Indemnitee is concerned that the protection provided by the Company’s bylaws and available insurance may not be adequate in the present circumstances, and the Company believes that Indemnitee would be more willing to serve or continue to serve, as the case may be, as an officer and/or a director of the Company, as applicable, and to take on additional responsibilities for or on behalf of the Company (including, without limitation, serving as an officer, director or in a similar capacity of any other enterprise at the request of the Company) with the additional protection afforded by this Agreement;

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability and to encourage Indemnitee’s continued service to the Company, and in view of the increasing difficulty in obtaining and maintaining satisfactory insurance coverage and Indemnitee’s reasonable reliance on assurance of indemnification, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent permitted by law (whether partial or complete) and as set forth in this Agreement, and, to the extent insurance is maintained by the Company, for the coverage of Indemnitee under such directors’ and officers’ liability insurance policies;

WHEREAS, it is reasonable, prudent and appropriate for the Company contractually to obligate itself to indemnify and to advance expenses on behalf of directors and officers to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, Indemnitee has agreed to serve or continue to serve, as the case may be, as an officer of the Company and may from time to time serve as a director of the Company or, at the request of the Company, an officer, director or in a similar capacity of any other enterprise, in reliance on the protections and benefits afforded to Indemnitee under and in accordance with this Agreement;

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein and Indemnitee’s continuing to serve as an officer of the Company, the parties hereto agree as follows:

1.                                                 Certain Definitions:

(a)                                  Affiliate: means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term “control” (including its correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b)                                 Claim: any threatened, pending or completed action, suit or proceeding (including any mediation, arbitration or other alternative dispute resolution proceeding), whether instituted by or in the right of the Company or by any other Person, or any inquiry or investigation that Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative, investigative or other.

(c)                                  Company Parent: means any Person which is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing more than 50% of the total number of shares of common stock of the Company then outstanding. For purposes of this definition, common stock of the Company shall include any and all securities of any kind whatsoever of the Company which may be issued after the date hereof in respect of, or in exchange for, shares of common stock of the Company pursuant to a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or similar extraordinary transaction.

(d)                                 Executive Officers: means those officers of the Company having a title of Executive Vice President or higher, General Counsel or Chief Information Officer.

(e)                                  Expenses: include attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

(f)                                    Indemnifiable Event: any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving, at the request of the Company, as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise or by reason of anything done or not done

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by Indemnitee in any such capacity.

(g)                                 Independent Legal Counsel: an attorney or firm of attorneys, selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), who shall not have otherwise performed services for the Indemnitee or the Company or current or former Affiliates of the Company within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements or under the Company’s bylaws).

(h)                                 Person: means any individual, corporation, company, limited liability company, partnership, joint venture, governmental authority, business association or other entity.

(i)                                     Reviewing Party: any appropriate Person or body consisting of a member or members of the Company’s Board of Directors or any other Person or body appointed by the Company’s Board of Directors who is neither a party to nor associated with the Claim for which Indemnitee is seeking indemnification.

2.                                                 Basic Indemnification Arrangement.

(a)                                  In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim. If so requested by Indemnitee, the Company shall advance (within five business days of such request) any and all Expenses to Indemnitee (an “Expense Advance”).

(b)                                 Notwithstanding the foregoing, (i) the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined that Indemnitee would not be permitted to be indemnified under applicable law, which determination shall be evidenced by a notice promptly delivered to the Indemnitee, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that (x) in the event the Reviewing Party makes such a determination under clause (i) or (ii) of this Section 2(b), the Company will be obligated to provide indemnification and advance Expenses to Indemnitee pursuant to Section 2(a) notwithstanding such determination by the Reviewing Party in the event that Independent Legal Counsel provides to the Company within 45 days of such determination a written opinion to the effect that indemnification of the Indemnitee would be permitted under applicable law with respect to the Claims in question and (y) if

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Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party or Independent Legal Counsel, as applicable, that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). if the Reviewing Party and Independent Legal Counsel determine that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the Commonwealth of Pennsylvania or the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party and Independent Legal Counsel, or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and agrees to appear in any such proceeding. Any determination by the Reviewing Party or Independent Legal Counsel, as applicable, otherwise shall be conclusive and binding on the Company and Indemnitee.

3.                                                 Independent Legal Counsel. In the event Indemnitee’s right to indemnification and advancement of Expenses is referred to Independent Legal Counsel pursuant to Section 2(b) of this Agreement, such Independent Legal Counsel shall among other things, render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4.                                                 Indemnification for Additional Expenses. The Company shall indemnify Indemnitee against any and all expenses (including attorneys’ fees) and, if requested by Indemnitee, shall (within five business days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee (whether pursuant to Section 17 of this Agreement or otherwise) for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or bylaw of the Company now or hereafter in effect relating to Claims for Indemnifiable Events or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, or, to the extent Indemnitee is entitled to coverage pursuant to Section 9 hereof, the Company Parent, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

5.                                                 Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable

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Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

6.                                                 Burden of Proof. In connection with any determination by the Reviewing Party or Independent Legal Counsel, as applicable, or otherwise, as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

7.                                                 No Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party or Independent Legal Counsel, as applicable, to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party or Independent Legal Counsel, as applicable, that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under, applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

8.                                                 Nonexclusivity: Subsequent Change in Law. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s bylaws or under Delaware law, or otherwise. To the extent that a change in Delaware law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s bylaws or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

9.                                                 Liability Insurance. To the extent the Company or Company Parent maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer in his (or her) then capacity as such.

10.                                           Amendments; Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

11.                                           Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

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12.                                           No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, bylaw or otherwise) of the amounts otherwise indemnifiable hereunder.

13.                                           Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or as an officer, director or in a similar capacity of any other enterprise at the request of the Company.

14.                                           Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

15.                                           Effective Date. This Agreement shall be effective as of the date hereof and shall apply to any Claim for indemnification by the Indemnitee on or after such date.

16.                                           Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

17.                                           Equitable Relief. The parties hereto agree that Indemnitee may enforce this Agreement by seeking specific performance hereof or other injunctive or equitable relief, without any necessity of showing irreparable harm or posting a bond, which requirements are hereby waived, and that by seeking such specific performance or relief, lndemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled.

18.                                           Further Assurance. In the event that following the date hereof a Triggering Event (as defined below) occurs and as a result, in the good faith reasonable determination of a majority of the Executive Officer Group (as defined below), the ability of the Company to satisfy its financial obligations to directors and officers of the Company and persons serving as officers, directors or in similar capacities of other enterprises at the request of the Company in respect of providing indemnification and advancement of Expenses under the Company’s bylaws and separate indemnification agreements entered into with such directors and officers of the Company and such other persons, is impaired such that it is reasonably likely that the Company will not be capable of meeting such financial obligations, then the Company’s Board of Directors will enter into good faith negotiations with the Designated Officer (as defined below) with respect to the Company’s obtaining alternative financial support for its indemnity and advancement of Expenses obligations (such as through obtaining director and officer liability insurance and similar actions) to the officers and directors of the Company and those persons serving as officers, directors or in similar capacities of other enterprises at the request of the Company. The “Designated Officer” will be the Company’s President, or if he (or she) is then or was at the time of the

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Triggering Event a director of the Company, the Company’s Chief Operating Officer, unless the Company’s Chief Operating Officer is then or was at the time of the Triggering Event a director of the Company, in which case the Designated Officer will be the Chief Financial Officer; provided that, if the Company’s Chief Financial Officer is then or was at the time of the Triggering Event a director of the Company, the Designated Officer will be a member of the Executive Officer Group selected by a majority of the Executive Officer Group to serve as the negotiator. A “Triggering Event” means, (x) a merger, consolidation or other business combination involving the Company, (y) a sale of all or a substantial portion of the assets and businesses of the Company or an acquisition of substantial assets and businesses by the Company or (z) the incurrence by the Company of significant indebtedness (including in connection with transactions referred to in clauses (x) or (y) above). “Executive Officer Group” means the group consisting of Executive Officers who have entered into separate indemnification agreements with the Company and excludes any Executive Officer who then serves as a director of the Company or served as a director of the Company at the time of the Triggering Event.

19.                                           RELEASE. INDEMNITEE HEREBY RELEASES AND WAIVES ANY AND ALL CLAIMS AND OBJECTIONS THAT THE INDEMNITEE MAY HAVE AGAINST THE COMPANY AND ITS PRESENT AND FORMER SHAREHOLDERS, OFFICERS, DIRECTORS AND EMPLOYEES WITH RESPECT TO (I) THE DETERMINATION OF THE FAIR MARKET VALUE OF COMPANY SHARES AS OF JUNE 30, 2003, INCLUDED IN THE COMMITTEE REPORT, DATED NOVEMBER 15, 2003, PURSUANT TO, AND AS SUCH TERMS ARE DEFINED IN, THE COMPANY’S 1995 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN, AND (II) THE AMENDED AND RESTATED STOCK PURCHASE AGREEMENT, DATED AS OF JUNE 30, 2003, AMONG COMCAST QVC, INC., COMCAST CORPORATION, LIBERTY MEDIA CORPORATION AND THE COMPANY AND THE TRANSACTIONS CONTEMPLATED THEREBY.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

QVC, INC.

By:
Neal S. Grabell
Senior Vice President

INDEMNITEE

«FirstName» «LastName»

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Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado 80112

September 17, 2003

«FirstName» «LastName»

Re: Indemnification Agreement

Dear «FirstName»:

Reference is made to (i) the Indemnification Agreement, dated as of September 17, 2003 (the “Indemnification Agreement”), between you and QVC, Inc. (the “Company”) and (ii) the amended and restated stock purchase agreement, dated as of June 30, 2003 (the “Stock Purchase Agreement”), among Liberty Media Corporation (“Liberty”), Comcast Corporation, Comecast QVC, Inc. and the Company, pursuant to which Liberty acquired a majority of the outstanding common stock of the Company. Capitalized terms used but not defined herein have the meanings ascribed to them in the Indemnification Agreement.

In accordance with Section 9.04 of the Stock Purchase Agreement, Liberty (i) has caused the Company to enter into the Indemnification Agreement and (ii) hereby agrees to cause any successor to the Company or Person acquiring all or substantially all of the business and assets of the Company that at the time of such succession or acquisition is an Affiliate of Liberty to assume the Company’s obligations under the Indemnification Agreement; provided, that Liberty’s obligation hereunder shall terminate at such time as the successor or acquiror ceases to be an Affiliate of Liberty.

Kindly acknowledge your agreement with the foregoing by countersigning this letter agreement and returning it to the undersigned.

Very truly yours,

Liberty Media Corporation	Accepted and Agreed as of
the date first written above:

By:
Name:
Title:	«FirstName» «LastName»

QYC, Inc. hereby certifies to Liberty Media Corporation and the Person signatory to the Indemnification Agreement that such Indemnification Agreement complies with the provisions of Section 9.04 of the Stock Purchase Agreement.

QVC, Inc.

By:
Neal S. Grabell
Senior Vice President

EXECUTION COPY

INDEMNIFICATION AGREEMENT

This AGREEMENT is made and entered into as of this           day of March, 2009, by and between QVC, Inc., a Delaware corporation (the “Company”), and (“Indemnitee”).

WHEREAS, Indemnitee has agreed to serve on continue to serve, as the case may be, as a director, manager, member, officer, managing member or in a similar capacity of one or more of the entities set forth on Exhibit A hereto (each, a “Covered Entity”), in reliance on the protections and benefits afforded to Indemnitee under and in accordance with this Agreement;

WHEREAS, in recognition of Indemnitee’s need for substantial protection against personal liability and to encourage Indemnitee’s service to the Company and the applicable Covered Entity, and in view of the increasing difficulty in obtaining and maintaining satisfactory insurance coverage and Indemnitee’s reasonable reliance on assurance of indemnification, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent permitted by law (whether partial or complete) and as set forth in this Agreement, and, to the extent insurance is maintained by the Company or the applicable Covered Entity, for the coverage of Indemnitee under such directors’ and officers’ liability insurance policies; and

WHEREAS, it is reasonable, prudent and appropriate for the Company contractually to obligate itself to indemnify and to advance expenses on behalf of Indemnitee to the fullest extent permitted by applicable law so that he will serve or continue to serve the Company and the applicable Covered Entity free from undue concern that he will not be so indemnified.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.             Certain Definitions. For purposes of this Agreement, the following definitions shall apply:

(a)           “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term “control” (including its correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

(b)           “Claim” shall be broadly construed and shall include without limitation any threatened, pending or completed action, suit or proceeding (including any mediation, arbitration or other alternative dispute resolution proceeding), whether instituted by or in the right of the Company, a Covered Entity or by any other Person, or any inquiry or investigation that Indemnitee reasonably believes might lead to the institution of any such action, suit or proceeding, whether civil (including intentional and unintentional tort claims), criminal, administrative, investigative or other.

(c)           “Expenses” shall be broadly construed and shall include without limitation reasonable attorneys’ fees and all other reasonable costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

(d)           “Indemnifiable Event” shall be broadly construed and shall include without limitation any event or occurrence related to the fact that Indemnitee is or was a director, manager, member, officer, managing member or serves or served in a similar capacity of a Covered Entity.

(e)           “Independent Legal Counsel” means an attorney or firm of attorneys, selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), who shall not have otherwise performed services for Indemnitee or the Company or current or former Affiliates of the Company within the last five years (other than with respect to matters concerning the rights of Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements or under the Company’s by laws).

(f)            “Person” means any individual, corporation, company, limited liability company, partnership, joint venture, governmental authority, business association or other entity.

(g)           “Reviewing Party” means any appropriate Person or body consisting of a member or members of the Company’s Board of Directors or any other Person or body appointed by the Company’s Board of Directors who is neither a party to nor associated with the Claim for which Indemnitee is seeking indemnification.

2.     Basic Indemnification Arrangement.

(a)           In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than 10 days after written demand is presented to the Company, against any all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim; provided that Indemnitee makes a written demand for payment of such Expense, judgment, fine, penalty or other amount on or prior to the end of the calendar year following the calendar year in which Indemnitee incurs such Expense, judgment, fine, penalty or other amount. If so requested by Indemnitee, the Company shall advance (within 10 days of such request) any and all Expenses to Indemnitee (an “Expense Advance”). In the event the Company is also a defendant, indemnitee hereby agrees to seek to engage the same counsel that represents the Company with regard to such Claim so long as in Indemnitee’s reasonable judgment such counsel will be able to provide Indemnitee an adequate defense against such Claim.

(b)         Notwithstanding the foregoing, (1) the obligations of the Company under Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined that Indemnitee would not be permitted to be indemnified under applicable law, which determination shall be evidenced by a notice promptly delivered to Indemnitee, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that (x) in the event the Reviewing Party makes such a determination under clause (i) or (ii) of this Section 2(b), the Company will be obligated to provide indemnification and advance Expense to Indemnitee pursuant to Section 2(a ) notwithstanding such determination by the Reviewing Party in the event that Independent Legal Counsel provides to the Company within 45 days of such determination a written opinion to the effect that indemnification of Indemnitee would be permitted under applicable law with respect to the Claims in question and (y) if Indemnitee has commenced or thereafter commences legal proceeding in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party or Independent Legal Counsel, as applicable, that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all right of appeal therefrom have been exhausted or lapsed). If the Reviewing Party and Independent Legal Counsel determine that Indemnitee substantively would not be permitted to be indemnified in whole or in part under application law, Indemnitee shall have the right to commence litigation in any federal or state court located in New Castle Country in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party and Independent Legal Counsel, or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and agrees to appear in any such proceeding. Notwithstanding the foregoing, the Company shall not be obligated under Section 2(a) to provide indemnification or make an Expense Advance if a court makes a final determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that such indemnification and Expense Advance is not permitted under applicable law. If Independent Legal Counsel determines that indemnification of Indemnitee would be permitted in whole or in part under applicable law with respect to the Claim in question, the Company shall have the right to commence litigation in any federal or state court located in New Castle County in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper, seeking a determination by the court that such indemnification is not permitted under applicable law or challenging any such determination by Independent Legal Counsel, or any aspect thereof, including the legal or factual basis therefor, and Indemnitee hereby consents to service of process and agrees to appear in any such proceeding. Any determination by the

Reviewing Party or Independent Legal Counsel, as applicable, otherwise shall be conclusive and binding on the Company and Indemnitee.

3.             Independent Legal Counsel. In the event Indemnitee’s right to indemnification and advancement of Expenses is referred to Independent Legal Counsel pursuant to Section 2(b) of this Agreement, such Independent Legal Counsel shall among other things, render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to fully indemnify such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

4.             Indemnification for Additional Expenses. Provided that Indemnitee makes such request promptly, but in no event later than 90 days following the date Indemnitee incurred the applicable expense, the Company (a) shall (within 10 days of Indemnitee’s request for indemnification hereunder) indemnify Indemnitee against any and all reasonable expenses (including reasonable attorneys’ fees), and, (b) if requested by Indemnitee, shall (within 10 days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee (whether pursuant to Section 17 of this Agreement or otherwise) for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement, bylaw, limited liability company agreement or other similar organizational document of the Company or a Covered Entity, as the case may be, now or hereafter in effect relating to Claims for Indemnifiable Events or (ii) recovery under any directors’ and officers’ liability insurance policies maintained by the Company or a Covered Entity, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

5.             Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

6.             Burden of Proof. In connection with any determination by the Reviewing Party or Independent Legal Counsel, as applicable, or otherwise, as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

7.             No Presumptions. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that lndemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party or Independent Legal Counsel, as applicable, to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party or Independent Legal Counsel, as applicable, that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

8.             Nonexclusivity; Subsequent Change in Law. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company’s bylaws, under a Covered Entity’s bylaws, limited liability company agreement or other similar organizational document, under Delaware or other applicable law, or otherwise. To the extent that a change in Delaware or other applicable law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company’s bylaws, a Covered Entity’s bylaws, limited liability company agreement or other similar organizational document or this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

9.             Liability Insurance: To the extent the Company or a Covered Entity maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer in his (or her) then capacity as such; provided, however, this Agreement shall not impose any obligation on the Company or a Covered Entity to obtain or maintain any such insurance policy or policies.

10.          Amendments; Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

11.          Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

12.          No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, bylaw, limited liability company agreement or other similar organizational document of the Company or a Covered Entity, or otherwise) of the amounts otherwise indemnifiable hereunder.

13.          Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, manager, member, officer, managing member or in a similar capacity of a Covered Entity.

14.          Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect, and the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable to the fullest extent permitted by law.

15.          Effective Date. This Agreement shall be effective as of the date hereof and shall apply to any Claim for indemnification by Indemnitee on or after such date.

16.          Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

17.          Equitable Relief. The parties hereto agree that Indemnitee may enforce this Agreement by seeking specific performance hereof or other injunctive or equitable relief, without any necessity of showing irreparable harm or posting a bond, which requirements are hereby waived, and that by seeking such specific performance or relief Indemnitee shall not be precluded from seeking or obtaining any other relief to which Indemnitee may be entitled.

18.          Further Assurance. If following the date hereof a Triggering Event (as defined below) occurs and as a result, in the good faith reasonable determination of a majority of the Covered Indemnitee Group (as defined below), the ability of the Company to satisfy its financial obligations to Indemnitee and the other members of the Covered Indemnitee Group in respect of providing indemnification and advancement of Expenses under this Agreement and the other Indemnity Agreements (as defined below) entered into with the other members of the Covered Indemnitee Group, is impaired such that it is reasonably likely that the Company will not be capable of meeting such financial obligations, then the Company’s Board of Directors will enter into good faith negotiations with the Designated Officer (as defined below) with respect to the Company’s obtaining alternative financial support for such indemnity and advancement of Expenses obligations (such as through obtaining director and officer liability insurance and similar actions). The “Designated Officer” will be a member of the Covered Indemnitee Group selected by a majority of the Covered Indemnitee Group to serve as the negotiator. A “Triggering Event” means, (x) a merger, consolidation or other business combination involving the Company, (y) a sale of all or a substantial portion of the assets and businesses of the Company or (z) the incurrence by the Company of significant indebtedness (excluding indebtedness incurred to refinance then-existing indebtedness, but including indebtedness incurred in connection with transactions referred to in clauses (x) or (y) above or in connection with acquisitions made outside the ordinary course of business of substantial assets and businesses by the Company). “Covered Indemnitee Group” means the group consisting of Indemnitee and the other persons who have entered into Indemnity Agreements. “Indemnity Agreements” means this Agreement and any other indemnification agreements substantially identical to this Agreement entered into substantially concurrently with this Agreement (or after the date hereof) by the Company with other persons serving as a director, manager, member, officer, managing member or in a similar capacity with one or more Covered Entities. The current members of the Covered Indemnity Group are set forth on Exhibit B. If the composition of the Covered Indemnity Group changes after the date hereof the Company will promptly provide Indemnitee with a revised Exhibit B reflecting such changes. The provisions of this paragraph shall terminate and be of no further force or effect on the tenth anniversary of the date upon which Indemnitee no longer serves as a director, manager, member, officer, managing member or in a similar capacity with any Covered Entity, provided, however, that if a Claim is pending on the tenth anniversary of such date, the provisions of this paragraph shall not terminate on such date but shall continue in full force and effect until such time as the pending Claim is resolved.

19.          Form and Delivery of Communications. Any notice, request or other communication required or permitted to be given to the parties under this Agreement shall be in writing and either delivered in person or sent by facsimile, overnight mail or courier service, or certified or registered mail, return receipt requested, postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

If to the Company:

QVC, Inc.

1200, Willson Drive

West Chester, PA 19380

Attn:   General Counsel

Facsimile: (484) 701-1021

If to Indemnitee, to the address set forth beneath Indemnitee’s signature line on the signature page to this Agreement.

20.          Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the indemnification of the Indemnitee by the Company for an Indemnifiable Event, and any other prior or contemporaneous oral or written understandings or agreements with respect to the indemnification of the Indemnitee by the Company for an Indemnifiable Event are expressly superseded by this Agreement.

21.          Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the federal and state courts located in New Castle County in the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement. The Company and Indemnitee each further hereby agree that any action or proceeding that arises out of relates to this Agreement shall be Instituted only in the federal and state courts located in New Castle County in the State of Delaware.

22.          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

23.          Headings. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above

QVC, INC.

By:

INDEMNITEE

Name:
Address: